Exhibit 99.7

CAPITAL BANK FINANCIAL CORP.

PROXY

This proxy is solicited by the Board of Directors

The undersigned hereby authorizes R. Eugene Taylor and Vincent M. Lichtenberger, or either of them, with full power of substitution, to represent the undersigned and to vote all common stock of CAPITAL BANK FINANCIAL CORP. which the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held on September 7, 2017, and at any adjournment thereof, as indicated, and in their discretion upon other matters as may properly come before the meeting.

You are encouraged to specify your choice by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote these shares unless you sign and return this card. The Board of Directors recommends a vote FOR all Proposals.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be signed and dated on reverse side.)

▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.   ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at http://www.viewproxy.com/cbfcorp/2017

The Board of Directors recommends you vote FOR the following proposals.	Please mark votes as in this example	☒

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of May 3, 2017, by and among First Horizon National Corporation, Capital Bank Financial Corp. and Firestone Sub, Inc., as such agreement may be amended from time to time (the “merger proposal”).

☐ FOR     ☐ AGAINST      ☐ ABSTAIN

2.	Proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Capital Bank Financial Corp. may receive in connection with the Capital Bank Financial Corp. merger proposal pursuant to existing agreements or arrangements with Capital Bank Financial Corp.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

3. Proposal to approve one or more adjournments of the Capital Bank Financial special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Capital Bank Financial merger proposal.

☐ FOR      ☐ AGAINST      ☐ ABSTAIN

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Dated:	, 2017

Signature

Signature (Joint Owners)

CONTROL NUMBER

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.   ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.AALVote.com/CBF Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.